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                             PLAN OF REORGANIZATION
                                       AND
                                MERGER AGREEMENT

      This Plan of Reorganization and Merger Agreement (this "Merger Agreement") is entered into as of October 20, 2004, by and between Discovery Bank ("Bank") and DB Merger Company ("Subsidiary"), to which Discovery Bancorp ("Holding Company") is a party, with reference to the following:

                                    RECITALS

      A. Bank is a California banking corporation with its principal office in the City of San Marcos, County of San Diego, State of California. Subsidiary and Holding Company are each corporations duly organized and existing under the laws of the State of California with their principal offices in the City of San Marcos, County of San Diego, State of California.

      B. As of the date hereof, Bank has 10,000,000 shares of serial preferred stock authorized, none of which are outstanding, 10,000,000 shares of no par value common stock authorized, of which 1,037,298 shares are outstanding, and 60,500 outstanding warrants to purchase shares of the common stock.

      C. As of the date hereof, Subsidiary has 10,000,000 shares of no par value common stock authorized, and at the time of the merger referred to herein 100 of such shares will be outstanding, all of which outstanding shares will be owned by Holding Company.

      D. As of the date hereof, Holding Company has 10,000,000 shares of preferred stock authorized, none of which are outstanding, and 10,000,000 shares of no par value common stock authorized, 200 shares of which will be outstanding at the time of the merger referred to herein.

      E. The Boards of Directors of Bank and Subsidiary have approved this Merger Agreement and authorized its execution, and the Board of Directors of Holding Company has approved this Merger Agreement, undertaken that Holding Company shall join in and be bound by it, and authorized the undertakings hereinafter made by Holding Company.

      For good and valuable consideration, receipt of which is hereby acknowledged Bank, Subsidiary and Holding Company hereby agree as follows:

                                    AGREEMENT

Section 1. General

      1.1 The Merger. On the Effective Date, Subsidiary shall be merged into Bank, with the Bank surviving the merger (the "Surviving Corporation") and becoming a wholly-owned subsidiary of Holding Company, and its name shall continue to be "Discovery Bank."

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      1.2   Effective Date. This Merger Agreement shall become effective at the close of business on the day (the "Effective Date") on which an executed counterpart of this Merger Agreement shall have been filed with the Secretary of State of the State of California in accordance with Section 1103 of the General Corporation Law.

      1.3 Articles of Incorporation, Bylaws and Charter. On the Effective Date, the Articles of Incorporation of Bank, as in effect immediately prior to the Effective Date, shall be and remain the Articles of Incorporation of the Surviving Corporation; the Bylaws of Bank shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed; the banking charter and certificate of authority of Bank issued by the Commissioner of the California Department of Financial Institutions (the "Commissioner") shall be and remain the charter and certificate of authority of the Surviving Corporation; and the insurance of deposits coverage by the Federal Deposit Insurance Corporation (the "FDIC") shall be and remain the deposit insurance of the Surviving Corporation.

      1.4 Directors and Officers of the Surviving Corporation. On the Effective Date, the directors and officers of Bank immediately prior to the Effective Date shall become the directors and officers of the Surviving Corporation. The directors of the Surviving Corporation shall serve until the next annual meeting of shareholders of the Surviving Corporation or until such time as their successors are elected and have qualified.

      1.5   Effect of the Merger.

            (a) Assets and Rights. All rights, privileges, franchises and property of Bank or Subsidiary, and all debts and liabilities due or to become due to Bank or Subsidiary, including things in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion transferred to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall have and hold the same in its own right as fully as the same was possessed and held by Bank or Subsidiary.

            (b) Liabilities. All debts, liabilities, and obligations due or to become due of, and all claims or demands for any cause existing against, Bank or Subsidiary shall be and become the debts, liabilities, obligations or, and the claims and demands against, the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred or become liable for them.

            (c) Creditor's Rights and Liens. All rights of creditors of Bank or Subsidiary, and all liens upon the property of Bank or Subsidiary, shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the time of the merger.

            (d) Pending Actions. Any action or proceeding pending by or against Bank or Subsidiary shall not be deemed to have abated or been discontinued, but may be prosecuted to judgment with the right to appeal or review as in other cases as if the merger had not taken place or the Surviving Corporation may be substituted for Bank or Subsidiary, as the case may be.

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            (e)   Further Assistance. Bank and Subsidiary each agree that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Section 1 and otherwise to carry out the intent and purposes thereof.

Section 2. Capital Stock of the Surviving Corporation.

      2.1 Stock of Subsidiary. The shares of common stock of Subsidiary issued and outstanding immediately prior to the Effective Date shall thereupon be converted into and exchanged by Holding Company for 100 shares of fully paid common stock of Bank as the Surviving Corporation.

      2.2 Stock of Discovery Bank. All shares of common stock of Bank issued and outstanding immediately prior to the Effective Date shall upon the Effective Date, by virtue of the merger and without any action on the part of the holders thereof, be exchanged for and converted into an equal number of shares of fully paid and nonassessable common stock of Holding Company.

      2.3   Exchange of Stock. Upon the merger becoming effective:

            (a) The shareholders of Bank of record at the time the merger becomes effective, for each share of common stock of Bank then held by them, shall be allocated and entitled to receive one share of the common stock of Holding Company;

            (b) Holding Company shall issue the shares of its common stock which the shareholders of Bank shall be entitled to receive; and

            (c) Outstanding certificates representing shares of the common stock of Bank shall thereafter represent shares of the common stock of Holding Company, and such certificates may, but need not, be exchanged by the holders thereof, after the merger becomes effective, for new certificates for the appropriate number of shares bearing the name of Holding Company.

      2.4 Other Rights to Stock. Upon and by reason of the merger becoming effective:

            (a) The options to purchase shares of common stock of Bank which have been granted by Bank pursuant to its Stock Option Plan shall be deemed to be options granted by Holding Company with the same terms and conditions and for the same number of shares of common stock of Holding Company. Holding Company shall issue replacement stock options for shares of its common stock so that appropriate adjustments to reflect this merger may be

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made to (i) the class and number of shares of common stock available for options under the Stock Option Plan and (ii) the class and number of shares and the price per share of the common stock subject to options outstanding under Bank's Stock Option Plan.

            (b) The warrants to purchase shares of common stock of Bank issued pursuant to Bank's 2003 Unit Offering shall be deemed to be warrants granted by Holding Company with the same terms and conditions and for the same number of shares of common stock of Holding Company. Outstanding certificates representing Bank's warrants shall thereafter represent Holding Company warrants and such certificates may, but need not, be exchanged by the holders thereof, after the merger becomes effective, for new certificates for the appropriate number of warrants bearing the name of Holding Company. Holding Company shall issue shares of its common stock upon exercise of the warrants, making appropriate adjustments to reflect this merger.

            (c) From time to time, as and when required by the provisions of any agreement to which Bank or Holding Company shall become a party after the date hereof providing for the issuance of shares of common stock or other equity securities of Bank or Holding Company in connection with a merger into Bank or any other banking institution or other corporation, Holding Company will issue in accordance with the terms of any such agreement shares of its common stock or other equity securities as required by such agreement or in substitution for the shares of common stock or other equity securities of Bank required to be issued by such agreement, as the case may be, which the shareholders of any other such banking institution or other corporation shall be entitled to receive by virtue of any such agreement.

Section 3. Approvals

      3.1 Shareholder Approval. This Merger Agreement shall be submitted to the shareholders of Bank and Subsidiary for approval in accordance with the applicable provisions of the law.

      3.2 Dissenters' Rights. The provisions of Chapter 13, Section 1300 et seq. of the General Corporation Law of California (dissenters' rights) shall not apply to the shareholders of the Bank.

      3.3 Regulatory Approvals. The parties shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary or desirable for consummation of this merger and plan of reorganization on the terms herein provided, including, without being limited to, those consents and approvals referred to in Section 4.1(b).

Section 4. Conditions Precedent, Termination and Payment of Expenses

      4.1 Conditions Precedent to the Merger. Consummation of the merger is conditional upon:

            (a) Approval of this Merger Agreement by the shareholders of Bank and Subsidiary, as required by law;

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            (b)   Obtaining all other consents and approvals, and the
satisfaction of all other requirements prescribed by law which are necessary for consummation of the merger, including, but not limited to, approval of the FDIC, the Commissioner and the Board of Governors of the Federal Reserve System;

            (c) Obtaining all consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for Bank may be, necessary to permit or enable the Surviving Corporation, upon and after the merger, to conduct all or any part of the business and activities of Bank up to the time of the merger, in the manner in which such activities and business are then conducted;

            (d) Bank's obtaining for Holding Company, prior to the Effective Date, a letter, in form and substance satisfactory to Holding Company's counsel, signed by each person who is an "affiliate" of Bank for purposes of Rule 145 of the Securities and Exchange Commission to the effect that: (i) such person will not dispose of any shares of Holding Company's common stock to be received pursuant to the merger, in violation of the Securities Act or the rules and regulations of the SEC promulgated thereunder, or in any event prior to such time as financial results covering at least 30 days of post-merger combined operations have been published; and (ii) such person consents to the placing of a legend on the certificate(s) evidencing such shares referring to the issuance of such shares in a transaction to which Rule 145 is applicable and to giving of stop-transfer instructions to Holding Company's transfer agent with respect to such certificate(s); and

            (e) Performance by each party hereto of all of its obligations hereunder to be performed prior to the merger becoming effective.

      4.2 Termination of the Merger. If any condition in Section 4.1 has not been fulfilled, or, in the opinion of a majority of the Board of Directors of any of the parties:

            (a) any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed merger which makes consummation of the merger inadvisable; or

            (b) for any other reason consummation of the merger is deemed inadvisable; then this Merger Agreement may be terminated at any time before the merger becomes effective. Upon termination, this Merger Agreement shall be void and of no further effect, and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of the parties or their respective directors, officers, employees, agents or stockholders.

      4.3 Expenses of the Merger. All of the expenses of the merger, including filing fees, printing costs, mailing costs, accountant's fees and legal fees shall be borne by the Surviving Corporation. In the event the merger is abandoned for any reason, the expenses shall be paid by the Bank.

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      IN WITNESS WHEREOF, the parties hereto have caused this Plan of
Reorganization and Merger Agreement to be executed by their duly organized officers as of the day and year first above written.

                                                    DISCOVERY BANK

                                                    By: /s/ James P. Kelly, II
                                                        ------------------------
                                                        James P. Kelly, II,
                                                        President

                                                    By: /s/ Robert Cairns
                                                        ------------------------
                                                        Robert Cairns,
                                                        Secretary

                                                    DB MERGER COMPANY

                                                    By: /s/ James P. Kelly, II
                                                        ----------------------
                                                        James P. Kelly, II,
                                                        President

                                                    By: /s/ Robert Cairns
                                                        ------------------------
                                                        Robert Cairns,
                                                        Secretary

                                                    DISCOVERY BANCORP

                                                    By: /s/ James P. Kelly, II
                                                        ----------------------
                                                        James P. Kelly, II,
                                                        President

                                                    By: /s/ Robert Cairns
                                                        ------------------------
                                                        Robert Cairns,
                                                        Secretary

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